Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement				Distribution Date:	02/16/2010
				Period Type:	Revolving

(i)		Monthly Principal Distributed	0.00		0.00

(ii)		Monthly Interest Distributed
		Class A Note Interest Requirement	256,121.04
		Class B Note Interest Requirement	39,838.98
		Net Class C Note Interest Requirement	83,296.60		379,256.62

(iii)		Collections of Principal Receivables			127,889,381.60

(iv)		Collections of Finance Charge Receivables			9,728,695.62

(v)		Aggregate Amount of Principal Receivables			4,270,474,922.79
		Investor Interest			725,000,000.00
		Adjusted Interest			725,000,000.00
		Floating Investor Percentage			16.98%
		Fixed Investor Percentage			16.98%

(vi)		Receivables Delinquent (As % of Total Receivables)
		Current to 29 days			94.99%
		30 to 59 days			1.15%
		60 to 89 days			1.02%
		90 or more days			2.84%

		Total Receivables			100.00%

(vii)		Investor Default Amount			7,719,718.19

(viii)		Investor Charge-Offs			0.00

(ix)		Reimbursed Investor Charge-Offs			0.00

(x)		Net Investor Servicing Fee			302,083.33

(xi)		Portfolio Yield (Net of Defaulted Receivables)			3.02%

(xii)		Reallocated Principal Collections			0.00

(xiii)		Accumulation Shortfall			0.00

(xiv)		Principal Funding Investment Proceeds			0.00

(xv)		Principal Funding Investment Shortfall			0.00

(xvi)		Available Investor Finance Charge Collections			9,124,528.95

(xvii)	Note Rate	Class A	0.47313%
		Class B	0.88313%
		Class C	1.48313%

(xviii)		Spread Account			21,750,000.00

By:	/S/ PATRICIA M. GARVEY
Name:	Patricia M. Garvey
Title:	Vice President